UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

May 16, 2016

MACKENZIE REALTY CAPITAL INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-55006	45-4355424
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 School Street Moraga, California	94556
(Address of principal executive offices)	(Zip Code)

(925) 631-9100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

KBS Real Estate Investment Trust, Inc.
On April 8, 2016, MacKenzie Realty Capital, Inc. ("MRC") launched a tender offer seeking to purchase up to 5,000,000 shares of common stock in KBS Real Estate Investment Trust, Inc. ("KBS").   The offer expired on May 9, 2016, resulting in the tender by shareholders, and acceptance for payment by MRC, of a total of approximately 1,460,990 shares.  MRC offered to purchase shares at a purchase price equal to $2.25 per share, a 42.9% discount to KBS's most recent estimated value of its common stock at $3.94 per share.

Subsequent to the expiration of our tender offer on KBS, MRC entered into two contracts to sell a total of 550,000 shares of KBS.  The total net sale proceeds expected to be received is approximately $1,463,000.  The original cost for the 550,000 shares was approximately $861,631, resulting in a total gain to be made on these transactions of approximately $601,369.

Upon completion of the tender offer and subsequent sales, MRC will hold an aggregate of approximately 1,469,525 shares, or approximately 0.8% of the total outstanding shares of KBS.

KBS is a publicly filed, non-traded real estate investment trust.  It was formed on June 13, 2005 and is currently invested in a diverse portfolio comprised of real estate and real estate-related investments.  As of March 31, 2016, KBS owned, or held a leasehold interest in, 350 real estate properties, four real estate loan receivables, and a participation interest in a real estate joint venture.

BR Beach House Investment Co, LLC
On April 27, 2016, MRC purchased 50% of the preferred membership interest in BR Beach House Investment Co, LLC for $1,500,000.  The partnership owns the Broadstone Beach House apartments located in Jacksonville Beach, Florida.  Preferred members receive a preferred return at a rate equal to 9% per annum, plus the rental income while they own the property.  The Preferred members will be redeemed as common equity is raised.

MC 15 Preferred Equity, LLC
On April 22, 2016, MRC purchased preferred equity interest in MC 15 Preferred Equity, LLC for $2,500,000.  The partnership owns a flex/office building located in Austin Texas and is currently 100% occupied by two tenants.  The exterior of the building is in need of remediation without any tenant interruption.  The preferred equity interest receives 100% of available cash until they have reached a return of their original invested capital and an internal rate of return of 30%.  MRC anticipates the building to be refinanced within two to three years at which time the preferred equity interest will be redeemed.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks described in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended June 30, 2015, and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKENZIE REALTY CAPITAL, INC.
(Registrant)

Date: May 16, 2016	By:	/s/ Robert Dixon
Robert Dixon
President